                                                                    EXHIBIT 4.20



                  SUBSCRIPTION AGREEMENT dated as of October 26, 1998 (this "Agreement") between RAMSAY HEALTH CARE, INC., a Delaware corporation (the "Corporation"), and Sanford R. Robertson (the "Subscriber").

                              W I T N E S S E T H :

                  WHEREAS, subject to the terms and conditions hereof, the Subscriber desires to have the right to subscribe for and purchase from the Corporation the aggregate dollar value (determined at the Purchase Price per Purchased Share as determined herein) of shares of Common Stock set forth opposite its name on the signature page hereof (the "Purchased Shares");

                  NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the Corporation and the Subscriber hereby agree as follows:

         1. PURCHASE OF PURCHASED SHARES. (a) Subject to the terms and provisions of this Agreement, the Corporation hereby grants the Subscriber the right (the "Right") to purchase from the Corporation the Purchased Shares. The Right shall be exercised, if at all, on or before the close of business (New York City time) on October 30, 1998 (the "Closing Date") by written notice by the Subscriber to the Corporation stating that the Subscriber is exercising the Right to purchase the Purchased Shares pursuant to this Section 1(a) (which notice may be given by fax as set forth in Section 6(b) hereto) and by delivery of the aggregate Purchase Price for the Purchased Shares as set forth in Section 1(b) below. In the event that the Right is not exercised as aforesaid, the Right shall automatically terminate and shall be of no further force or effect and neither party hereto shall have any rights, entitlements or obligations hereunder.

                  (b) The purchase price per share for the Purchased Shares to be purchased by the Subscriber shall be the closing bid price per share of Common Stock reported on the Nasdaq Stock Market on the date hereof (the "Purchase Price") and the aggregate Purchase Price for the Purchased Shares shall be payable by the Subscriber by bank wire transfer to an escrow account established by the Corporation with Haythe & Curley, Esqs. (Citibank, N.A., 111 Wall Street, New York, New York, ABA No. 021000089, Client Escrow Account No. 37399318) or by certified or bank cashiers check payable to the Corporation and delivered to the Corporation c/o Haythe & Curley, 237 Park Avenue, New York, New York 10017, Attention: Bradley P. Cost, Esq., in any case on or before the close of business on the Closing Date.

                  (c) Upon the payment by the Subscriber to the Corporation of the aggregate Purchase Price for the Purchased Shares, the Corporation shall cause its transfer agent to deliver to the Subscriber a stock certificate representing ownership by it of the shares of Common Stock purchased hereunder.





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         2.       REGISTRATION REQUIREMENTS.

                         (a) As promptly as practicable following the Closing
Date, but in any event within a period of 90 days following the Closing Date, the Corporation shall prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-3 for the purpose of registering the resale by the Subscriber (or the Subscriber's affiliates) of the Purchased Shares under the Securities Act.

                         (b) The Corporation shall pay all Registration Expenses
(as defined below) in connection with any registration, qualification or compliance hereunder. Registration Expenses shall mean all expenses incurred by the Corporation in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Corporation, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

                         (c) In the case of the registration effected by the
Corporation pursuant to these registration provisions, the Corporation will use its best efforts to: (i) cause the Registration Statement to become effective within one hundred fifty (150) days of the Closing Date, (ii) keep such registration effective until the earlier of (a) the second anniversary of the Closing Date, (b) such date as all of the Purchased Shares have been resold by the Subscriber thereof, or (c) such time as all of the Purchased Shares held by the Subscriber can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act; (iii) prepare and file with the Securities and Exchange Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iv) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Subscriber from time to time may reasonably request; (v) cause all Purchased Shares registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Corporation are then listed or quoted; (vi) provide a transfer agent and registrar for all Purchased Shares registered pursuant to the Registration Statement and a CUSIP number for all such Purchased Shares; (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission; and (viii) file the documents required of the Corporation and otherwise use its best efforts to maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Purchased Shares are originally sold and (B) all other states reasonably specified in writing by the Subscriber, provided as to clause (B), however, that in no event shall the Corporation be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

                         (d) The Corporation shall furnish to the Subscriber
upon request a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Purchased Shares held by the Subscriber.

                         (e) With a view to making available to the Subscriber
the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the

Securities and Exchange Commission that may at any time permit the Subscriber to sell Purchased Shares to the public without registration or pursuant to a registration on Form S-3, the Corporation covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Purchased Shares shall have been resold by the Subscriber thereof; (ii) file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act; and (iii) furnish to the Subscriber upon request, as long as the Subscriber owns any Purchased Shares, (A) a written statement by the Corporation that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Corporation, and (C) such other information as may be reasonably requested in order to avail the Subscriber of any rule or regulation of the SEC that permits the selling of any such Purchased Shares without registration or pursuant to such Form S-3.

                         (f) Indemnification and Contribution.

                                    (i) The Corporation agrees to indemnify and
hold harmless Subscriber from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Subscriber may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon, any untrue statement of a material fact contained in the Registration Statement, on the effective date thereof, or arise out of any failure by the Corporation to fulfill any undertaking included in the Registration Statement, and the Corporation will, as incurred, reimburse Subscriber for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Corporation shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon (a) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of Subscriber specifically for use in preparation of the Registration Statement, (b) the failure of Subscriber to comply with the covenants and agreements contained in this Agreement, or (c) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Subscriber prior to the pertinent sale or sales by the Subscriber.

                                    (ii) Subscriber agrees to indemnify and hold
harmless the Corporation from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Corporation may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of Subscriber specifically for use in preparation of the Registration Statement, provided, however, that Subscriber shall not be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by Subscriber and delivered to the Corporation before the sale from which such loss occurred, (b) the failure of Subscriber to comply with the covenants and agreements contained in this Agreement, or (c) any untrue statement in any prospectus that is corrected in any subsequent Prospectus that was delivered to the Subscriber prior to the pertinent sale or sales by the

Subscriber. Notwithstanding the foregoing, in no event shall the Subscriber to liable to the Corporation under this Section 2 for any amounts in excess of the net proceeds received by the Subscriber from the sale of the Purchased Shares pursuant to the Registration Statement.

                                    (iii) Promptly after receipt by any
indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                                    (iv) If the indemnification provided for in
this Section 2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Corporation on the one hand and the Subscriber on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation on the one hand or the Subscriber on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and the Subscriber agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), Subscriber shall not be required to contribute any amount in excess of the amount by which the net amount received by the Subscriber from the sale of the Purchased Shares to which such loss relates exceeds the amount of any damages which Subscriber has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)

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shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                    (v) The obligations of the Corporation and
the Subscriber under this Section 2 shall be in addition to any liability which the Corporation and the Subscriber may otherwise have.

         3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation hereby represents and warrants to the Subscriber, as of the date hereof and as of the Closing Date, as follows:

                  (a) CORPORATE EXISTENCE. Each of the Corporation and its
Subsidiaries: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate power and corporate authority, and all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would (either individually or in the aggregate) have a Material Adverse Effect.

                  (b) NO BREACH. None of the execution and delivery of this Agreement by the Corporation, the consummation by the Corporation of the transactions herein contemplated or compliance by the Corporation with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, or result in the creation or imposition of any lien pursuant to the terms of, the certificate of incorporation or by-laws of the Corporation, or any law, regulation, order, writ, injunction or decree of any court or governmental authority or agency, in each case which is binding on the Corporation or any of its Subsidiaries, or any agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument. The foregoing representation, insofar as relating to the Securities Act, is made in reliance upon the representations and warranties of the Subscriber and the Other Investors set forth in Section 3(e) hereof and Section 3(e) of the Other Investors respective subscription agreements.

                  (c) AUTHORIZATION AND ENFORCEABILITY. The Corporation has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Corporation of this Agreement has been duly authorized by all necessary corporate action on its part (including, without limitation, any required stockholder approvals); and this Agreement has been duly authorized, executed and delivered by the Corporation and this Agreement constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) APPROVALS. Other than as contemplated under Section 2 hereof or pursuant to any filing with the Nasdaq Stock Market following the Closing Date, no authorizations,










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approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Corporation of this Agreement. The foregoing representation, insofar as relating to the Securities Act, is made in reliance upon the representations and warranties of the Subscriber and the Other Investors set forth in Section 3(e) hereof and Section 3(e) of the Other Investors respective subscription agreements.

                  (e) INVESTMENT COMPANY ACT. Neither the Corporation nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (f) PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Corporation nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (g) CAPITALIZATION. As of the date hereof (and without giving effect to the sale of the Purchased Shares hereunder or the other matters referred to in Section 4(e)(vii) hereof), the authorized capital stock of the Corporation consists of 30,000,000 shares of Common Stock, of which 10,877,982 shares of Common Stock are duly and validly issued and outstanding; 800,000 shares of Class A Preferred Stock, no shares of which are issued or outstanding; and 2,000,000 shares of Class B Preferred Stock, of which the following are authorized, and duly and validly issued and outstanding: 100,000 shares of Class B Convertible Redeemable Preferred Stock, Series 1997 authorized, no shares of which are issued and outstanding, 4,000 shares of Class B Redeemable Preferred Stock, Series 1997-A authorized, of which 4,000 shares are duly and validly issued and outstanding (the "Preferred Stock 1997-A"), 152,321 shares of Class B Convertible Preferred Stock, Series C authorized, of which 142,486 shares are duly and validly issued and outstanding, and 100,000 shares of Class B Convertible Preferred Stock, Series 1996 authorized, of which 100,000 shares are duly and validly issued and outstanding, and all such shares are fully paid and nonassessable. All outstanding shares of the Corporation's capital stock have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any pre-emptive rights or other rights to subscribe for or purchase securities of the Corporation. When issued in accordance with this Agreement, the Purchased Shares will be duly and validly issued, fully paid and non-assessable. The issuance and sale of the Purchased Shares is not subject to the pre-emptive or other similar rights of the stockholders of the Corporation or any liens or encumbrances.

                  (h) DISCLOSURE. Each of the reports filed by the Corporation with the Securities and Exchange Commission under the Exchange Act, and the Corporation's October 1998 Confidential Memorandum (together with all Appendices and Exhibits thereto and all Appendices and Exhibits which are incorporated by reference, the "Confidential Memorandum") did not, at the time each such report was filed or, in the case of the Confidential Memorandum, as of the date thereof, contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (i) In connection with the private placement of shares of Common Stock contemplated by the Confidential Memorandum, including, without limitation, the shares of

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Common Stock being offered to the Subscriber and the Other Investors, no more than 25 investors (each of which is an accredited investor) have been offered shares of Common Stock by the Corporation and/or any representative, advisor, agent or other person acting on behalf of the Corporation. Assuming the accuracy of the representations and warranties of the Subscriber and the Other Investors set forth in this Agreement and in the subscription agreements of the Other Investors, the offer, sale and issuance of the Purchased Shares are exempt from the registration requirements of Section 5 of the Securities Act.

         4. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER. The Subscriber hereby represents and warrants to the Corporation, as of the date hereof, as follows:

                  (a) ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) NO BREACH. None of the execution and delivery of this Agreement by the Subscriber, the consummation by the Subscriber of the transactions herein contemplated or compliance by the Subscriber with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under any law, regulation, order, writ, injunction or decree of any court or governmental authority or agency, in each case which is binding on the Subscriber or any agreement or instrument to which the Subscriber is a party or by which he or any of his Property is bound or to which any of them is subject, constitute a default under any such agreement or instrument.

                  (c) INVESTMENT REPRESENTATIONS. (i) In evaluating the suitability of an investment in the Corporation, the Subscriber has not relied upon any representation or warranty (oral or written) (except those expressly set forth in Section 3 hereof) of any Person. The Subscriber agrees that except for the representations and warranties made by the Corporation expressly set forth in Section 3 of this Agreement (as such representations and warranties are modified by the Schedules hereto), neither the Corporation nor any affiliate thereof has made and shall not be construed as having made to the Subscriber or to any representative or affiliate thereof any representation or warranty of any kind. Without limiting the generality of the foregoing, the Subscriber agrees that neither the Corporation nor any affiliate thereof makes or has made any representation or warranty to the Subscriber or to any representative or affiliate thereof with respect to:

                           (A) any projections, estimates or budgets heretofore
                  delivered to or made available to the Subscriber or its counsel, accountants, advisors, lenders, representatives or affiliates of future revenues, expenses or expenditures, future or pro forma results of operations (or any component thereof), future or pro forma cash flows (or any component thereof) or future or pro forma financial condition (or any component thereof) of the Corporation and its Subsidiaries (or any of them) or the future or pro forma business, operations or affairs of the Corporation and its Subsidiaries (or any of them);

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                           (B) any future or pro forma rates of return in
                  respect of the Subscriber's investment in the Purchased Shares or the future or pro forma value of such Purchased Shares; and

                           (C) any other information, statement or documents
                  heretofore delivered to or made available to the Subscriber or its counsel, accountants, advisors, lenders, representatives or affiliates with respect to the Corporation and its Subsidiaries (or any of them) or the business, operations or affairs of the Corporation and its Subsidiaries (or any of them), except to the extent and as expressly covered by a representation and warranty contained in Section 3 hereof.

                           (ii) The Subscriber understands that the Corporation
proposes to issue to it the Purchased Shares in a private placement transaction exempt from the registration requirements of the Securities Act; that, as a result, the Purchased Shares will be restricted securities for purposes of the Federal securities laws; that for such purpose the Corporation will rely upon the representations, warranties, covenants and agreements made by the Subscriber and contained herein; and that such exemption from registration is not available unless such representations and warranties are correct, and such covenants and agreements are performed in accordance with this Agreement.

                           (iii)  The Subscriber is familiar with the provisions
of Rule 144 of the Securities Act and the limitations upon the availability and applicability of such Rule, including with respect to the Purchased Shares.

                           (iv) The Subscriber is a sophisticated investor
familiar with the type of risks inherent in the acquisition of restricted securities such as the Purchased Shares and the Subscriber's financial position is such that it can afford to retain such shares for an indefinite period of time without realizing any direct or indirect cash return on its investment. The Subscriber is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

                           (v) The Subscriber has such knowledge and experience
in financial, tax and business matters as to enable it to utilize the information made available to it in connection with the issuance of the Purchased Shares and to evaluate the merits and risks of an investment in such shares and to make an informed investment decision with respect thereto.

                           (vi) The Subscriber is acquiring the Purchased Shares
solely for its own account for investment and not with a present view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

                           (vii) The Subscriber understands that (a) the
Corporation proposes to effect an exchange (the "Exchange") in which it will issue Common Stock, at the Purchase Price per Purchased Share, in exchange for
(1) all of the issued and outstanding shares of its Preferred Stock 1997-A, with an aggregate liquidation preference of $4 million (and all accrued and unpaid dividends thereon on the date of the exchange) and (2) the retirement of $1 million in principal amount of certain subordinated debt, all held by corporate affiliates of Paul J. Ramsay, the Chairman of the Corporation (the "Affiliates"), (b) the Corporation proposes to effect one or more additional private placements of its Common Stock to investors other than the Subscriber, the Affiliates and other than Luis E. Lamela, the Chief Executive Officer of the Corporation (collectively, the "Other Investors"), (c) in connection with the Exchange and the private placements contemplated above, the Corporation intends to amend its Rights Agreement as set forth in Exhibit A hereto and (d) the Corporation has received commitments from one of the Affiliates and from Mr. Lamela, to purchase an aggregate of $2.5 million and $1.0 million of shares of Common Stock (valued at the Purchase Price), respectively, and that such Affiliate's commitment (but not Mr. Lamela's commitment) shall be automatically reduced (but not below $0) by an amount equal to the aggregate dollar value of shares of Common Stock (valued at the Purchase Price) actually purchased by the Subscriber hereunder and by the Other Investors.

         5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; CERTAIN LIMITATIONS ON DAMAGES. (a) The representations and warranties of the Corporation contained in
Section 3 hereof and the representations and warranties of the Subscriber contained in Section 4 hereof shall survive indefinitely.

                  (b) The aggregate liability of the Corporation for any and all damage, loss, liability, cost and expense (collectively, "Damages") arising out of any and all breaches by the Corporation of the representations and warranties set forth in Section 3 under this Agreement is, and shall be, limited to an aggregate amount (the "Liability Amount") equal to the Purchase Price, and the Subscriber agrees not to seek any Damages in excess of the Liability Amount for any and all Damages sustained or incurred by the Subscriber arising out of any and all breaches by the Corporation of any representation or warranty set forth in Section 3 under this Agreement. The aggregate liability of the Subscriber for any and all Damages arising out of any and all breaches by the Subscriber of the representations and warranties set forth in Section 4 under this Agreement is, and shall be, limited to the Liability Amount, and the Corporation agrees not to seek any Damages in excess of the Liability Amount for any and all Damages sustained or incurred by the Corporation arising out of any and all breaches by the Subscriber of any representation or warranty set forth in Section 4 under this Agreement. This Section 5(b) shall not apply to Section 2(f) hereof.

         6. MISCELLANEOUS. (a) This Agreement contains the entire agreement between the Corporation and the Subscriber with respect to the transactions contemplated by this Agreement and supersede all prior arrangements or understandings with respect thereto.

                  (b) All notices or other communications hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed to the Corporation at the address of One Alhambra Plaza, Suite 750, Coral Gables, Florida 38134, Fax: 305-567-1169,
Attention: Chief Executive Officer (with a copy to Haythe & Curley, 237 Park Avenue, New York, New York 10017, Fax: 212-682-0200, Attention: Bradley P. Cost, Esq.) and to the Subscriber at the address or facsimile set forth under its name on the signature page to this Agreement. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered, at the time received by fax, at the time received from a recognized overnight carrier service, or three (3) business days after being deposited in the mail, if sent by registered or certified mail, return

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receipt requested. Any party hereto may by notice change the address to which notices or other communications to such party are to be delivered or mailed.

                  (c) This Agreement may be executed in counterparts, including by fax, each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the conflicts of law rules thereof).

                  (e) This Agreement shall not be assignable without the prior written consent of the other party hereto, and any purported assignment by any party without the prior written consent of the other party hereto shall be void.

                  (f) This Agreement shall not create benefits on behalf of any third party, and this Agreement shall be effective only as among the parties hereto, their respective successors and permitted assigns.

                  (g) Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the consent of the Corporation and the Subscriber, except that any waiver of any term or condition, or any amendment or supplementation, of this Agreement shall be effective only if in writing.

                  (h) The parties hereto agree that this Agreement is the product of negotiations between sophisticated parties, each of whom was represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

                  (i) The parties hereto agree that each party shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

                  (j) In the event that the Subscriber exercises its Right to purchase from the Corporation the Purchased Shares in accordance with Section 1(a) hereof, the Corporation shall cause the Subscriber to receive an opinion of Haythe & Curley, counsel for the Corporation, in the form attached hereto as EXHIBIT B, within two (2) business days following the Closing Date, such opinion to be dated as of the Closing Date.

         7. DEFINITIONS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 7 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

                  "Agreement" shall have the meaning set forth in the recitals hereto.

                  "Class B Convertible Redeemable Preferred Stock, Series 1997" shall mean the class B convertible redeemable preferred stock, par value $1.00 per share, of the Corporation.

                  "Class B Redeemable Preferred Stock, Series 1997-A" shall mean the class B redeemable preferred stock, par value $1.00 per share, of the Corporation.

                  "Class B Convertible Preferred Stock, Series C" shall mean the class B convertible preferred stock, par value $1.00 per share, of the Corporation.

                  "Class B Convertible Preferred Stock, Series 1996" shall mean the class B convertible preferred stock, par value $1.00 per share, of the Corporation.

                  "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Corporation.

                  "Corporation" shall have the meaning set forth in the recitals hereto.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Liability Amount" shall have the meaning set forth in Section 5(b) hereof.

                  "Material Adverse Effect" shall mean a material adverse effect on the Properties, results of operation or condition (financial or otherwise) of the Corporation and its Subsidiaries, taken as a whole.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Preferred Stock" shall mean the Class B Convertible Redeemable Preferred Stock, Series 1997, the Class B Redeemable Preferred Stock, Series 1997-A, the Class B Convertible Preferred Stock, Series C, and the Class B convertible Preferred Stock, Series 1996.

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Purchase Price" shall have the meaning set forth in Section 1(b) hereto.

                  "Purchased Shares" shall have the meaning set forth in the recitals hereto.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Subscriber" shall have the meaning set forth in the recitals hereto.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                                  *     *     *

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the date first above written.

                                             RAMSAY HEALTH CARE, INC.


                                             By
                                               ------------------------------
                                               Name:
                                               Title:

                                             --------------------------------
                                             Sanford R. Robertson

Aggregate
Purchase Price:    $50,000

                                             Address: 555 California Street,
                                                      Suite 3130
                                                      San Francisco, CA 94104

                                             Fax:  (415) 392-6506